Exhibit 2.17

CONFORMED VERSION

WATERFORD WEDGWOOD PLC

WATERFORD WEDGWOOD FINANCE, INC.

AMENDMENT AND CONSENT AGREEMENT

DATED May 28, 2004

US$95,000,000

8.75% SECURED SENIOR NOTES DUE NOVEMBER 18, 2008

Bingham McCutchen llp
london

WATERFORD WEDGWOOD PLC

WATERFORD WEDGWOOD FINANCE, INC.

AMENDMENT AND CONSENT AGREEMENT

US$95,000,000

8.75% SECURED SENIOR NOTES DUE NOVEMBER 18, 2008

Dated May 28, 2004

THIS AMENDMENT AND CONSENT AGREEMENT, dated May 28, 2004 (this “Amendment”) is entered into by and among WATERFORD WEDGWOOD PLC, a public limited company organized under the laws of the Republic of Ireland with registered number 11861 (the “Company”), WATERFORD WEDGWOOD FINANCE, INC., a corporation organized under the laws of the State of Delaware (the “Issuer”), all those Persons named as Noteholders on Schedule 1 attached hereto (together with any transferees of the Notes, the “Noteholders”), all those Persons named as Restricted Entity Guarantors on Schedule 2 attached hereto, and all those Persons named as Security Providers on Schedule 3 attached hereto. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Note Purchase Agreements (as defined below).

W I T N E S S E T H

WHEREAS, the Issuer, the Company and each of the Noteholders or their predecessors in interest have heretofore entered into separate Note Purchase Agreements dated as of November 18, 1998 as amended by amendment agreements dated June 15, 1999, December 17, 1999, March 5, 2002 and June 30, 2003 and as amended and restated pursuant to an Amendment and Restatement Agreement dated as of November 26, 2003 (collectively, the “Note Purchase Agreements”).  The Issuer has heretofore issued the US$95,000,000 8.75% Secured Senior Notes due November 18, 2008, (as amended as at the date of this Amendment, the “Notes”) and may, from time to time, issue the Make-Whole Notes pursuant to the Note Purchase Agreements. The register kept by the Issuer for the registration and transfer of the Notes indicates that the Noteholders named on Schedule 1 currently hold 100% of the outstanding Notes.

WHEREAS, (i) the Company has entered into the Parent Guarantee, and each Restricted Entity Guarantor has entered into a Restricted Entity Guarantee Agreement, in favor of the Noteholders under which they have guaranteed payment of certain amounts which may be or become due and owing to the Noteholders under the Note Purchase Agreements, the Notes and the Make-Whole Notes, (ii) the Issuer, the Company, each Restricted Entity Guarantor and each Security Provider have, pursuant to the Security Documents, granted Liens for the benefit of, among others, the Noteholders as security for the obligations of the Obligors under the Note Documents, and (iii) the Company, each Restricted Entity Guarantor, and each Security Provider desires to ratify and affirm its obligations under: (x) in the case of the Company, the Parent Guarantee, (y) in the case of each Restricted Entity Guarantor, the Restricted Entity Guarantee Agreement to which it is a party, and (z) in the case of each Security Provider, the Security Documents to which it is a party.

WHEREAS, the parties hereto mutually desire to amend the terms of the Note Purchase Agreements.

NOW, THEREFORE, upon satisfaction of the conditions precedent set forth in Section 5 of this Amendment (such date of satisfaction being the “Effective Date”), in consideration of the foregoing, and other consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuer, the Company, the Restricted Entity Guarantors, the Security Providers and the Noteholders agree as follows:

1.             Amendment of Note Purchase Agreements.  The Issuer, the Company and the Noteholders hereby agree that the Note Purchase Agreements shall be amended in the manner provided in Exhibit A to this Agreement.  Except as expressly provided herein, all of the terms and provisions of the Note Documents shall remain in full force and effect, and nothing in this Agreement shall waive, prejudice, impair or otherwise adversely affect any right power or remedy of any Noteholder under the Note Documents or applicable law.

2.             Consents.

(A)          The Noteholders (i) hereby consent to the disposal of the shares of All-Clad USA, Inc. and all of its direct and indirect subsidiaries (other than Spring USA, Inc.) (the “U.S. Disposal”), (ii) hereby instruct the Security Trustee, upon the U.S. Disposal becoming effective, to release all of the pledges over shares of such companies and release all security over assets of such companies which are (or are purported to be) subject to fixed or specific security under any Security Document, and (iii) upon the U.S. Disposal becoming effective, agree to irrevocably release all such companies from all of their obligations and all claims (contingent or actual) against them under the Note Documents; provided, in all cases, that (a) the U.S. Disposal is consummated in a bona fide third party transaction and not to an Affiliate or connected person of, or related person to, any member of the Group, (b) the net proceeds from the U.S. Disposal are received in cash by October 1, 2004, (c) the net proceeds received by the Group from the U.S. Disposal are equal to or greater than US$180,000,000 (or its equivalent in other currencies), and (d) all such net proceeds are paid directly to the Security Trustee for application to the Senior Debt in accordance with the terms of Clause 8.1 or 10.1 (as applicable) of the Intercreditor Agreement.

(B)           The Noteholders hereby confirm that the waiver given by the Noteholders relating to the late delivery of the Company’s budget for financial year 2005 is effective and that the delivery of such budget after the originally designated date did not at any time constitute an Event of Default.

(C)           The Noteholders hereby agree to use reasonable endeavours (and negotiate in good faith) to agree adjustments to the financial covenants contained in Schedule D (Financial Covenants) of the Note Purchase Agreements in order to enable the Company to obtain a working capital statement from its auditors which is required as a result of the Company seeking approval from its shareholders for the U.S. Disposal for a period (to be no less than eighteen months from the date of the circular to its shareholders seeking approval) as required by the auditors for such purpose.

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(D)          For the avoidance of doubt, Clause 2(C) above does not apply to any provision of any Note Documents other than Schedule D of the Note Purchase Agreements.

3.             Reaffirmation of Guarantees.  The Company, each Restricted Entity Guarantor and each Security Provider as at the Effective Date hereby:

(A)          acknowledges, ratifies and reaffirms all of its obligations and undertakings under the Parent Guarantee, the Restricted Entity Guarantee Agreements or the Security Documents, as applicable, to which they are a party; and

(B)           acknowledges and agrees that subsequent to, and taking into account all of the terms and conditions of this Amendment, the Parent Guarantee, the Restricted Entity Guarantee Agreements and the Security Documents, as applicable, are and shall remain in full force and effect in accordance with the terms thereof and hereof.

4.             Costs and Expenses.  Whether or not the amendments set forth in Exhibit A become effective, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable out-of-pocket costs and expenses of the Noteholders relating to this Amendment and all related documentation contemplated herein, including, but not limited to, (A) the cost of reproducing this Amendment and any other documents delivered in connection herewith and the transactions contemplated hereby, and (B) the reasonable fees and expenses of Bingham McCutchen LLP, special counsel for the Noteholders, and Houlihan Lokey Howard and Zukin (Europe) Limited, financial advisors to the Noteholders, incurred in connection with such matters.

5.             Conditions Precedent.  The occurrence of the Effective Date shall be subject to the satisfaction of the conditions set out in Exhibit B hereto.

6.             Representations and Warranties of the Issuer and the Company.  To induce the Noteholders to execute and deliver this Amendment, each of the Issuer and the Company, jointly and severally, represents and warrants to each of the Noteholders (which representations and warranties shall survive the execution and delivery of this Amendment) that:

(A)          Status.  The Company is a public limited company, duly incorporated and validly existing under the laws of the Republic of Ireland, and the Issuer is a corporation duly and validly existing under the laws of the State of Delaware and each Restricted Entity Guarantor and each Security Provider is a corporation or limited liability company duly and validly existing under the jurisdiction of its incorporation or organisation.

(B)           Power and Authority.  The Company, the Issuer, each Restricted Entity Guarantor, and each Security Provider have the requisite corporate or limited liability company (as applicable) power and authority to enter into, execute and deliver this Amendment and to perform the provisions hereof and the transactions contemplated hereby.

(C)           Legal Validity.  This Amendment and the Note Purchase Agreements constitute legal, valid and binding obligations of each of the Issuer, the Company, the Restricted Entity Guarantors and the Security Providers, enforceable against each such party in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting

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the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(D)          Non-conflict with Laws.  The entry into and performance of this Amendment and the transactions contemplated hereby by the Issuer, the Company, the Restricted Entity Guarantors and the Security Providers do not or will not at the date hereof (i) conflict with any applicable law or regulation or any official or judicial order, (ii) conflict with their respective constitutional documents, (iii) conflict with any agreement or document to which any of them is a party or that is binding upon the Issuer, the Company, the Restricted Entity Guarantors, or the Security Providers or any of their respective assets, or (iv) result in the creation or imposition of any encumbrance or Lien on any of the assets of the Issuer, the Company, the Restricted Entity Guarantors, or the Security Providers pursuant to the provisions of any agreement or document of the Issuer, the Company, the Restricted Entity Guarantors, or the Security Providers (other than as may be expressly required or permitted under the Note Purchase Agreements).

(E)           No Default.  Save for any Default or Event of Default relating to the late delivery of the Company’s budget for financial year 2005 waived as provided in Clause 2(B) of this Amendment, no Default or Event of Default has occurred under the Note Purchase Agreements or the Notes, and neither the Company nor the Issuer is in default under any term of any agreement or instrument to which it is a party which would be reasonably likely to have a material adverse effect on the ability of any Obligor to perform its obligations under this Amendment and the Note Purchase Agreements.

(F)           Consents.  All authorizations, approvals, consents, licenses, exemptions, filings, registrations, notarizations and other matters, official or otherwise, required in connection with the entry into and performance, validity and enforceability of this Amendment and the transactions contemplated hereby have been obtained or effected (as appropriate) and are in full force and effect.

(G)           Guarantee.  The execution and performance by the Issuer, the Company, the Restricted Entity Guarantors, and the Security Providers of their respective obligations under this Amendment will not impair the validity of the obligations of the Company under the Parent Guarantee or the validity of the obligations of the Restricted Entity Guarantors under the Restricted Entity Guarantee Agreements to which each is a party.

(H)          Security.  The execution and performance by the Issuer, the Company, the Restricted Entity Guarantors, and the Security Providers of their respective obligations under this Amendment will not impair the validity of the obligations of the Security Providers under the various Security Documents to which they are parties.

(I)            Fees.  The fees payable by the Company and the Issuer to the Noteholders under or in connection with the Amendment are proportionate (as a percentage of the total amount of Notes and commitments of the Revolving Lenders under the Revolving Facility, respectively) to the fees (when aggregated with all other financial compensation including any so-called co-ordinators fees (but excluding fees customarily payable for non-utilisation, customary agency and security agency fees, break costs or payments of cost and expenses received by the Revolving Lenders or their advisers) received by or for the benefit of the Revolving Lenders) payable to the Revolving Lenders under or in connection with the Amendment.

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7.             Survival of Representations and Warranties.  All representations and warranties contained herein shall survive the execution and delivery of this Amendment.  All representations and warranties contained herein also shall survive the transfer by a Noteholder of any Note or Make-Whole Note or portion thereof or interest therein and the payment of all Notes and Make-Whole Notes (not being a payment in full of the total aggregate principal amount of such Note or Make-Whole Note), and may be relied upon by any subsequent Noteholder, regardless of any investigation made at any time by or on behalf of any Noteholder.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company or the Issuer pursuant to this Amendment shall be deemed representations and warranties of the Company under this Amendment.

8.             References to Note Purchase Agreement.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Note Purchase Agreements without making specific reference to this Amendment but, nevertheless, all such references shall include this Amendment unless the context otherwise requires.

9.             Headings.  The descriptive headings of the various Sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

10.          Governing Law.  This agreement shall be governed by and construed in accordance with the laws of the State of New York.

11.          Counterparts.  This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

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IN WITNESS WHEREOF, THE PARTIES HERETO have caused this Amendment to be executed and delivered as of the date hereof:

WATERFORD WEDGWOOD FINANCE, INC.

By:	/s/ PATRICK DOWLING

WATERFORD WEDGWOOD PLC

By:	/s/ PATRICK DOWLING

[Signature Page to Amendment and Consent]

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ GWENDOLYN FOSTER

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By CIGNA Investments, Inc. (authorized agent)

By:	/s/ DONALD F. RIEGER

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ WILLIAM R. SOHNER

By:	/s/ JERRY D. ZINKULA

MODERN WOODMEN OF AMERICA

By:	/s/ MICHAEL E. DAU

THE STATE LIFE INSURANCE COMPANY

by American United Life Insurance Company its agent

By:	/s/ CHRISTOPHER D. PAHLKE

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ CHRISTOPHER D. PAHLKE

[Signature Page to Amendment and Consent]

WATERFORD CRYSTAL LIMITED

By:	/s/ PATRICK DOWLING

WATERFORD CRYSTAL (MANUFACTURING) LIMITED

By:	/s/ PATRICK DOWLING

JOSIAH WEDGWOOD & SONS LIMITED

By:	/s/ A. ELSBY-SMITH

STATUM LIMITED

By:	/s/ A. ELSBY-SMITH

WATERFORD WEDGWOOD UK PLC

By:	/s/ PATRICK DOWLING

WEDGWOOD LIMITED

By:	/s/ A. ELSBY-SMITH

WATERFORD WEDGWOOD RETAIL LIMITED

By:	/s/ A. ELSBY-SMITH

WATERFORD WEDGWOOD USA, INC.

By:	/s/ A. CAPPIELO

WATERFORD WEDGWOOD, INC.

By:	/s/ PATRICK DOWLING

WATERFORD WEDGWOOD HOLDINGS. INC.

By:	/s/ A. CAPPIELO

WW INC.

By:	/s/ PATRICK DOWLING

ALL-CLAD HOLDINGS, INC.

By:	/s/ F. JOHNSTON

WATERFORD WEDGWOOD JAPAN LIMITED

By:	/s/ A. ELSBY-SMITH

WATERFORD WEDGWOOD GmbH

[Signature Page to Amendment and Consent]

By:	/s/ DAVID FYFE

JOSIAH WEDGWOOD & SONS (EXPORTS) LIMITED

By:	/s/ A. ELSBY-SMITH

STUART & SONS LIMITED

By:	/s/ PATRICK DOWLING

ALL-CLAD METALCRAFTERS LLC

By:	/s/ F. JOHNSTON

CLAD METALS LLC

By:	/s/ F. JOHNSTON

CLAD HOLDINGS CORP.

By:	/s/ F. JOHNSTON

JOSIAH WEDGWOOD & SONS (AUST) PTY LTD

By:	/s/ MICHAEL PARKS

WATERFORD WEDGWOOD PARTNERS

By:	/s/ A. ELSBY-SMITH

ALL CLAD USA, INC.

By:	/s/ F. JOHNSTON

WW ACQUISITION (DELAWARE) CORP.

By:	/s/ A. CAPPIELO

WATERFORD WEDGWOOD LINENS, INC.

By:	/s/ PATRICK DOWLING

[Signature Page to Amendment and Consent]

Schedule 1

Noteholders

The Prudential Insurance Company of America

c/o Prudential Capital Group

Two Prudential Plaza

180 N. Stetson Street – Suite 5600

Chicago, IL 60601-6716

USA

Allstate Life Insurance Company

3075 Sanders Road, STE G3A

Northbrook, Illinois 60062-7127

USA

Connecticut General Life Insurance Company

c/o CIGNA Retirement & Investment Services

280 Trumbull Street, H16B

Hartford, Connecticut 06103

USA

American United Life Insurance Company

One American Square

3rd Floor

Indianapolis, IN  46204

USA

The State Life Insurance Company

c/o American United Life Insurance Company

One American Square

3rd Floor

Indianapolis, IN  46204

USA

Modern Woodmen of America

1701 1st Avenue

Rock Island, Illinois 61201

USA

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Schedule 2

Restricted Entity Guarantors

Name	Jurisdiction of Organization

Waterford Crystal Limited	Republic of Ireland

Waterford Crystal (Manufacturing) Limited	Republic of Ireland

Josiah Wedgwood & Sons Limited	England and Wales

Statum Limited	England and Wales

Waterford Wedgwood UK plc	England and Wales

Wedgwood Limited	England and Wales

Waterford Wedgwood Retail Limited	England and Wales

Waterford Wedgwood USA, Inc.	New York, USA

Waterford Wedgwood, Inc.	Delaware, USA

Waterford Wedgwood Holdings Inc.	Delaware, USA

WW Inc.	Delaware, USA

All-Clad Holdings, Inc.	Pennsylvania, USA

Waterford Wedgwood Japan Limited	Japan

Waterford Wedgwood GmbH	Germany

Stuart & Sons Limited	England and Wales

Josiah Wedgwood & Sons (Exports) Limited	England and Wales

All-Clad Metalcrafters LLC	Delaware, USA

Clad Metals LLC	Delaware, USA

Clad Holdings Corp.	Delaware, USA

Schedule 3

Security Providers

Name	Jurisdiction of Organization

Josiah Wedgwood & Sons Pty Ltd	Australia

Waterford Wedgwood Partners	Illinois

All Clad USA, Inc.	Delaware

WW Acquisition (Delaware) Corp.	Delaware

Waterford Wedgwood Linens, Inc.	Delaware

EXHIBIT A

AMENDMENTS TO THE NOTE PURCHASE AGREEMENT

The Following is a description of all amendments to the Note Purchase Agreements referenced in Section 1.

1.             In Section 7.1(o)(i) the words “, and using the same accounting principles and financial reference periods” shall be added at the end after the word “applied”.

2.             In Section 7.1(o)(iii) the word “audited” shall be deleted from the second line and the words “, or to the accounting practices or financial reference periods used in those statements” shall be added at the end after the word “prepared”.

3.             In Section 7.1(o)(iv)(y) the words “, in form and substance as may be reasonably required by the Noteholders,” shall be inserted into the first sentence after the words “sufficient information”.

4.             The following new Sections 9.17, 9.18 and 9.19 shall be added at the end of Section 9:

“9.17      Amendment Fee

The Company and the Issuer agree to pay an amendment fee to each Noteholder, calculated at the rate of 1.00% of the principal amount outstanding in respect of the Notes and the Make-Whole Notes, if any, held by that Noteholder on May 28, 2004, which fee shall be payable on the earlier of (i) receipt by the Group of the net proceeds from the U.S. Disposal (in which case the fee may be paid out of the net proceeds of the U.S. Disposal), or (ii) December 31, 2004.

“9.18      Non-reduction fee

(a)           On each Quarter Date, if the Company has not by that Quarter Date irrevocably reduced (by way of prepayment and cancellation) aggregate outstandings under the Notes (excluding, for the avoidance of doubt, any Make-Whole Notes) and the Revolving Facility to the Relevant Amount (or less), then the Company shall pay to each Noteholder, a non-reduction fee to be calculated at the rate of 0.625% of the principal amount outstanding in respect of the Notes and the Make-Whole Notes held by that Noteholder on that Quarter Date.

(b)           For the purposes of paragraph (a) above:

(i)            “Quarter Date” means 1 October 2004, and each 1 January, 1 April, 1 July, and 1 October thereafter; and

(ii)           “Relevant Amount” means the aggregate principal amount outstanding under the Notes  (excluding, for the avoidance of doubt, any Make-Whole Notes) and the Revolving Facility at close of business (London time) on 28 May 2004, less US$180,000,000 (or its equivalent in other currencies).

9.19        Non-refinancing fee

On 1 April 2005, and on each anniversary of that date, the Company shall pay to each Noteholder, a non-refinancing fee calculated at the rate of 1.25% of the principal amount outstanding in respect of the Notes and the Make-Whole Notes held by that Noteholder on that date (or, as applicable, the appropriate anniversary of that date).”

5.             In Section 10.3(b), the word “and” shall be deleted at the end of sub-section (xiii), the period at the end of sub-section (xiv) shall be replaced by “;”, and the following new sub-sections shall be inserted as follows:

“(xv)       the WW Subordinated Facility;

(xvi)        the New Rosenthal Facility; and

(xvii)       Financial Indebtedness outstanding under an Additional Subordinated Facility, provided that the amount of such Financial Indebtedness, when aggregated with all other Financial Indebtedness outstanding at that time under all other Additional Subordinated Facilities, does not exceed €10,000,000 (or its equivalent in other currencies).”.

6.             In Section 10.3(c) the word “or” shall be deleted from the end of sub-section (i), the period at the end of sub-section (ii) shall be deleted and replaced with “; or” and the following new sub-section (iii) shall be inserted as follows:

“(iii)        the WW Subordinated Facility, to the extent (and only to the extent) the net proceeds of an equity issue which are raised after 28 May, 2004 are used to so prepay the WW Subordinated Facility (either in whole or in part), provided that the terms of that equity issue do not require any amendment to the terms of this Agreement, the other Note Documents or the Revolving Facility.”.

7.             In sub-section (a) of Section 10.10 the words “, other than the exercise of the EI Pre-emption Right” shall be added at the end.

8.             In Section 10.16 the word “and” shall be deleted from the end of sub-section (a), the period at the end of sub-section (b) shall be replaced by “; and” and the following new sub-section (c) shall be inserted as follows:

“(c)         will procure that any exercise of the EI Pre-emption Right receives the prior written consent of all the Noteholders.”.

9.             The existing Section 10.19(a) shall be deleted and replaced with:

“(a)         Except as permitted below (and subject to Section 9.15(b)), no member of the Group may declare, make or pay any dividend (or interest on any unpaid dividend) charge, fee or other distribution (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital), other than (in the case of any member of the Group other than the Company and Waterford

Wedgwood U.K. plc) where such payment is made in full to another member of the Group.”.

10.           In Section 12(b) the words “or any fees payable to the Noteholders” shall be inserted after the words “or Make-Whole Note”.

11.           In Section 18.1(b)(iii) the word “or” shall be inserted after the words “Section 18, “ and the words “or Schedule D” at the end of such Section shall be deleted.

12.           In Schedule B (Defined Terms), the definition of “Note Documents” shall be amended by inserting the words “, the Amendment and Consent Agreement” after the words “the Restatement Agreement”.

and the following definitions shall be added in alphabetical order:

“Additional Subordinated Facility means any facility provided to the Company which is subordinated to the Note Documents and the Revolving Facility on the same terms, and otherwise containing terms regarding the payment of interest and other amounts in kind.”

“Amendment and Consent Agreement means the Amendment and Consent Agreement between the Company, the Issuer, the Restricted Entity Guarantors, the Security Providers and the Noteholders, dated May 28, 2004.”

“EI Preference Share Agreement means the agreement dated 16 January, 2004 between, inter alia, Waterford Crystal Limited, Waterford Wedgwood Group PLC, Waterford Glass Nominees Limited and Enterprise Ireland, under the terms of which preference shares in Waterford Crystal Limited are allotted to Enterprise Ireland.”

“EI Preference Shares means the preference shares in Waterford Crystal Limited allotted to Enterprise Ireland on the terms of the EI Preference Share Agreement.”

“EI Pre-emption Right means the right of Waterford Wedgwood Group PLC to purchase the EI Preference Shares prior to the EI Redemption Date on the terms set out in the EI Preference Share Agreement.”

“EI Redemption Date means the fifth anniversary of the date of the allotment of the EI Preference Shares.”

“New Rosenthal Facility means a facility to be dated on or before 30th June, 2004 for up to €7,500,000 to be provided to Rosenthal AG and its Subsidiaries, and with no recourse to any other member of the Group and containing provisions regarding the payment of interest and other amounts in kind.”

“Subordination Deed means the subordination deed dated on or about 28 May, 2004 between the Company, Anglo Irish Bank Corporation plc as lender under the WW Subordinated Facility, the Governor and Company of the Bank of Ireland as agent under the Revolving Facility, the Security Trustee and the holders of the Notes, which sets out the terms upon which the WW Subordinated Facility is subordinated to the Revolving Facility and the Note Documents.”

“U.S. Disposal means the disposal of the shares or business of the U.S. Disposal Companies.”

“U.S. Disposal Companies means All-Clad USA, Inc. and each of its Subsidiaries (other than Spring USA Inc.)”

“WW Subordinated Facility means the facility for up to €32,500,000 (excluding capitalised interest and other amounts capitalised) dated on or about 28 May, 2004 provided to the Company by Anglo Irish Bank Corporation plc, which is subordinated to the Note Documents and the Revolving Facility on the terms set out in the Subordination Deed.

13.           Amendments to Schedule D (Financial Covenants).

13.1         In Section 1.1 (Definitions), the definition of “Consolidated Adjusted EBITDA” shall be amended by deleting the word “and” from the end of sub-section (c), deleting the period at the end of sub-section (d) and replacing it with “; and”, and a new sub-section (e) shall be inserted as follows:

“(e)         adding back any cumulative non-cash provision releases after 31 March 2004.”

13.2         In Section 1.3 (Gearing), the multiples for the financial quarters ending 30th June, 2004 to 31st March, 2006 (inclusive) shall be deleted and replaced with:

	Multiples
“Period (Financial quarter ending)	Pre U.S. Disposal	Post U.S. Disposal
30th June, 2004	3.25	1.30
30th September, 2004	3.85	1.55
31st December, 2004	3.30	1.30
31st March, 2005	3.35	1.20
30th June, 2005	5.80	2.05
30th September, 2005	5.60	2.00
31st December, 2005	4.00	1.50
31st March, 2006	3.70	1.25	”.

13.3         In Section 1.4 (Total Net Debt to Adjusted EBITDA), the multiples for the Accounting Dates ending 30th June, 2004 to 31st March, 2006 (inclusive) shall be deleted and replaced with:

	Multiples
“Accounting Date	Pre U.S. Disposal	Post U.S. Disposal
30th June, 2004	13.90	9.55
30th September, 2004	10.15	8.10
31st December, 2004	8.25	7.30
31st March, 2005	8.70	9.95
30th June, 2005	12.05	16.95
30th September, 2005	8.60	9.45
31st December, 2005	6.10	6.10
31st March, 2006	4.80	4.30	”.

13.4         In Section 1.5 (Senior Net Debt to Adjusted EBITDA), the multiples for the Accounting Dates ending 30th June, 2004 to 31st March, 2006 (inclusive) shall be deleted and replaced with:

	Multiples
“Accounting Date	Pre U.S. Disposal	Post U.S. Disposal
30th June, 2004	8.70	3.85
30th September, 2004	6.70	3.85
31st December, 2004	5.20	3.00
31st March, 2005	5.20	3.40
30th June, 2005	7.50	7.70
30th September, 2005	5.55	4.45
31st December, 2005	3.60	2.20
31st March, 2006	2.60	1.00	”.

13.5         In Section 1.6 (Interest Cover), the multiples for the Accounting Dates ending 30th June, 2004 to 31st March, 2006 (inclusive) shall be deleted and replaced with:

	Multiples
“Accounting Date	Pre U.S. Disposal	Post U.S. Disposal
30th June, 2004	1.15	1.15
30th September, 2004	1.85	1.75
31st December, 2004	2.20	2.05
31st March, 2005	2.05	1.65
30th June, 2005	1.55	1.15
30th September, 2005	2.30	2.10
31st December, 2005	2.80	2.75
31st March, 2006	3.20	3.25	”.

13.6         In Section 1.7 (Cashflow to Total Debt Service), the multiples for the Accounting Dates ending 30th June, 2004 to 31st March, 2006 (inclusive) shall be deleted and replaced with:

	Multiples
“Accounting Date	Pre U.S. Disposal	Post U.S. Disposal
30th September, 2004	N/A	N/A
31st December, 2004	0.25	0.15
31st March, 2005	1.40	1.45
30th June, 2005	0.85	0.05
30th September, 2005	1.00	0.90
31st December, 2005	1.00	1.00
31st March, 2006	1.00	1.00	.”

13.7         A new Section 1.11 (Subordinated Facilities) shall be inserted as follows:

“1.11      Subordinated Facilities

(a)           For the purposes of calculating the financial covenants set out in this Schedule D (Financial Covenants), the amounts (including any amount capitalised) outstanding under the following shall be excluded from borrowings calculations:

(i)            the WW Subordinated Facility;

(ii)           the New Rosenthal Facility; and

(iii)          any Additional Subordinated Facility.

(b)           For the purposes of calculating the financial covenants set out in this Schedule D (Financial Covenants), the following shall be excluded (and the financial covenants shall be calculated as if the following were not payable and had not been paid, even if they are payable or have been paid):

(i)            the “pay-in-kind” (“PIK”) interest incurred under the WW Subordinated Facility;

(ii)           the PIK interest incurred under the New Rosenthal Facility;

(iii)          the PIK interest incurred under any Additional Subordinated Facility; and

(iv)          any fees payable under Section 9.18 (Non-reduction fee) and/or Section 9.19 (Non-refinancing fee).

(c)           For the purposes of testing the Cashflow to Total Debt Service financial covenant in Section 1.7 (Cashflow to Total Debt Service) the cash flow from the following facilities shall form part of Consolidated Cashflow:

(i)            the WW Subordinated Facility;

(ii)           the New Rosenthal Facility; and

(iii)          any Additional Subordinated Facility.”.

13.8         A new Section 1.12 (U.S. Disposal) shall be inserted as follows:

“1.12      U.S. Disposal

(a)           The financial covenant multiples for the eight financial quarters ending 31st March, 2006 will be presented on two separate scenarios, one scenario excluding the U.S. Disposal Companies (captioned “Post U.S. Disposal) and one scenario including the U.S. Disposal Companies (captioned “Pre U.S. Disposal”).

(b)           Until completion of the U.S. Disposal, the financial covenants contained in this Schedule D shall be measured against the scenario including the U.S. Disposal Companies.

(c)           On each date following the sale of the U.S. Disposal Companies on which the financial covenants fall to be tested, the financial covenants contained in this Schedule D will be tested for the relevant Measurement Period on the basis of the scenario excluding the U.S. Disposal Companies (for the whole of that Measurement Period), and the actual results for the Group will be adjusted to exclude the U.S. Disposal Companies for that and subsequent Measurement Periods.

(d)           The financial covenants in this Schedule D for the post U.S. Disposal scenarios have been set on the basis that the net proceeds of the U.S. Disposal are €160,000,000. To the extent that the net proceeds from the U.S. Disposal are more or less than €160,000,000, the financial covenants under the post U.S. Disposal scenario shall be readjusted either upwards or downwards (as appropriate) on the same basis as was used in calculating the changes to the financial covenants which were effected by the Amendment and Consent Agreement.”.

EXHIBIT B

CONDITIONS PRECEDENT

1.             Interpretation. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Note Purchase Agreements (as amended by this Amendment). For the purposes of this Exhibit, the term “Obligors” shall include the Issuer, the Company, the Restricted Entity Guarantors and the Security Providers.

2.             Representations and Warranties.  The representations and warranties contained in Section 6 of this Amendment shall be true and correct on and as of the Effective Date.

3.             No Default.  Save for any Default or Event of Default relating to the late delivery of the Company’s budget for financial year 2005 waived in Clause 2(B) of this Amendment, no Default or Event of Default shall have occurred and be continuing on the Effective Date.

4.             Executed Counterparts. Counterparts of this Amendment, duly executed by the Company, the Issuer, the Restricted Entity Guarantors, the Security Providers and the Noteholders, shall have been delivered to the Noteholders.

5.             Compliance Certificates.

(a)           Issuer Officer’s Certificate.  The Issuer shall have delivered to the Noteholders an Officer’s Certificate, dated as at the Effective Date, certifying that the conditions specified in Clauses 2 and 3 above have been fulfilled in respect of the Issuer.

(b)           Issuer Secretary’s Certificate.  The Issuer shall have delivered to the Noteholders a certificate of its secretary or an assistant secretary (or an equivalent officer) certifying as to the constitutional documents and resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Amendment, in form and substance reasonably satisfactory to the Noteholders and their special counsel.

(c)           Company Officer’s Certificate.  The Company shall have delivered to the Noteholders an Officer’s Certificate, dated as at the Effective Date, certifying that the conditions specified in Clauses 2 and 3 above have been fulfilled in respect of the Company.

(d)           Company Secretary’s Certificate.  The Company shall have delivered to the Noteholders a certificate of its secretary or an assistant secretary (or an equivalent officer) certifying as to the constitutional documents and resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Amendment, in form and substance reasonably satisfactory to the Noteholders and their special counsel.

6.             Legal Opinions.  The Noteholders shall have received the opinions addressed to them (or to the Security Trustee on their behalf) set out below, dated as at the Effective Date, in form and substance satisfactory to the Noteholders and covering such matters relating to the Amendment and the Amended and Restated Note Purchase Agreements as the Noteholders or their special counsel may reasonably request:

(i)            from Clifford Chance, as to matters of English law;

(ii)           from Clifford Chance, as to matters of German law;

(iii)          from Clifford Chance, as to matters of Japanese law;

(iv)          from William Fry, as to matters of Irish law.

(v)           from Pullman & Comley, LLC, as to matters of New York and Delaware law;

(vi)          from Anderson Mori, as to matters of Japanese law;

(vii)         from Morgan, Lewis & Bockius LLP, as to matters of Pennsylvania law;

(x)            from Barnes & Thornburg, as to matters of Illinois law;

(ix)           from Clayton Utz, as to matters of Australian law; and

(x)            from A&L Goodbody, as to matters of Irish law.

7.             Amendment to Revolving Facility.  The Noteholders shall have received evidence that the parties to Third Amendment Agreement related to the amendment of the Revolving Facility, have agreed to amend the terms of the Revolving Facility on substantially the same terms as set out in this Agreement.

8.             Payment of Fees, Costs and Expenses.  Without limiting the provisions of Section 16.1 of the Amended and Restated Note Purchase Agreements, the Issuer shall have paid on or before the Effective Date, the accrued fees, charges and disbursements of the Noteholders and their advisers, including special counsel to the Noteholders.

9.             Corporate Documents. The following documents shall have been delivered to the Noteholders in form and substance reasonably satisfactory to the Noteholders:

9.1           All Obligors except Waterford Wedgwood GmbH:

A copy of the memorandum and articles of association and certificate of incorporation (or equivalent constitutional documents) of each Obligor (except for Waterford Wedgwood GmbH), or if the Noteholders already have a copy, a certificate of an authorised signatory of such Obligor confirming that the copy in the Noteholders’ possession is still correct, complete and in full force and effect as at a date no earlier than the Amendment and that no changes have been made thereto since November 26, 2003.

9.2           Company

A copy of a resolution of the board of directors of the Company:

(a)           approving the terms of, and the transactions contemplated by, the Amendment, the WW Subordinated Facility and the Subordination Deed and resolving that it executes the Amendment, the WW Subordinated Facility and Subordination Deed and any other document required to be executed on its behalf in connection with the Amendment;

(b)           authorising a specified person or persons to execute the Amendment, the WW Subordinated Facility and the Subordination Deed and any such other document; and

(c)           authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Amendment, the WW Subordinated Facility and the Subordination Deed;

(d)           a specimen of the signature of each person authorised by the resolution referred to in Clause 9.2(a) above; and

(e)           a certificate of an authorised signatory of the Company certifying that each copy document provided under this Exhibit B to the Amendment is correct, complete and in full force and effect as at a date no earlier than the date of the Amendment.

9.3           Obligors (other than the Company):

(a)           A copy of a resolution of the board of directors of each Obligor ((other than Clad Metals, L.L.C. and All-Clad Metalcrafters, L.L.C. (the “US LLCs”) the Company and Waterford Wedgwood GmbH) (or, in the case of Waterford Wedgwood Japan Limited, a copy of a resolution of the general meeting of shareholders):

(i)            approving the terms of, and the transactions contemplated by, the Amendment and resolving that it executes the Amendment;

(ii)           authorising a specified person or persons to execute the Amendment on its behalf; and

(iii)          authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Amendment;

(b)           a copy of a resolution of the sole member of each US LLC:

(i)            approving the terms of, and the transactions contemplated by, the Amendment to be entered into by the US LLC of which it is the member and resolving that such US LLC execute the Amendment;

(ii)           authorising a specified person or persons to execute the Amendment on behalf of the US LLC; and

(iii)          authorising a specified person or persons, on behalf of the US LLC, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Amendment;

(c)           a copy of a resolution, signed by all the holders of the issued or allotted shares in each Obligor (other than the Company, the Obligors incorporated in the USA (unless such resolution is required by such Obligor’s constitutional documents), Waterford Wedgwood GmbH, Josiah Wedgwood & Sons (Aust) Pty Ltd and Waterford Wedgwood Japan Limited) approving the terms of, and the transactions contemplated by, the Amendment;

(d)           a specimen of the signature of each person authorised by the resolution referred to in Clause 9.3(a) and (b)above;

9.4           in the case of Waterford Wedgwood GmbH:

(a)           a certificate confirming certain matters relating to the constitutional documents, shareholders and authorised signatories of Waterford Wedgwood GmbH;

(b)           a copy of the resolution of the shareholders of Waterford Wedgwood GmbH approving the terms of, and the transactions contemplated by, the Amendment and resolving that it executes the Amendment;

(c)           in the event only that the transactions referred to in this sub-clause (iii) are not executed, signed/dispatched by representatives duly authorised to act for Waterford Wedgwood GmbH according to the commercial register extract and in accordance with their respective corporate authorisation, a copy of a power of attorney validly granted by Waterford Wedgwood GmbH authorising a specified person or persons to execute the Amendment on its behalf and authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Amendment; and

(d)           a specimen signature of each person authorised by the power of attorney referred to under sub-clause (iii) above;

9.5           in the case of an Obligor incorporated in the USA (other than a US LLC):

A certificate of the secretary or a director of that Obligor certifying that:

(a)           such Obligor has neither instructed nor authorised institution of any proceeding for the dissolution or liquidation of that Obligor and to its knowledge, no such proceeding has been threatened against that Obligor; and

(b)           that Obligor is duly incorporated and validly existing in good standing under the laws of its state of incorporation; and

(c)           a certificate of good standing obtained from the Secretary of State of its jurisdiction of incorporation (other than for All-Clad Holdings, Inc.);

9.6           in the case of a US LLC:

(a)           a certificate of the secretary of that US LLC certifying that:

(i)            the relevant US LLC has neither instructed nor authorised institution of any proceeding for the dissolution or liquidation of that US LLC and to its knowledge, no such proceeding has been threatened against that Obligor; and

(ii)           the relevant US LLC is duly formed and validly existing in good standing under the laws of its state of formation; and

(b)           a certificate of good standing obtained from the Secretary of State of its jurisdiction of formation; and

9.7           in the case of Waterford Wedgwood Japan Limited, a certified copy of its Commercial Register, or if the Noteholders already have a copy, a certificate of an authorised signatory of such Obligor confirming that the copy in the Noteholders’ possession is still correct, complete and in full force and effect as at a date no earlier than the Amendment and that no changes have been made thereto since November 26, 2003.

10.           Solvency Certificates.  Each Obligor (except for Josiah Wedgwood & Sons (Aust) Pty Ltd, All Clad USA Inc., WW Acquisitions (Delaware) Corp., Waterford Wedgwood Linens, Inc. and Waterford Wedgwood Partners) shall have delivered a certificate in form and substance satisfactory to the Noteholders confirming the Solvency of such Obligor.

11.           Subordinated Debt. Evidence that at least €32,500,000 is received by the Company (acknowledging that an amount in respect of fees and expenses relating to the WW Subordinated Facility may be deducted from this amount on disbursement) from Anglo Irish Bank Corporation plc under the WW Subordinated Facility by 2pm (London time) on 28 May, 2004 for value that date, contemporaneously with the Noteholders providing confirmation that all other conditions precedent provided under this Exhibit B have been satisfied.

12.           Other Documents and Agreements.  The Noteholders shall have received the following documents duly executed by the parties thereto on terms satisfactory to the Noteholders and evidence of the satisfaction of all conditions precedent thereof and the existence of no defaults thereunder:

(a)           The Subordination Deed, duly executed by the parties thereto;

(b)           The WW Subordinated Facility, duly executed by the parties thereto;

(d)           The Note Co-ordinators Letter dated as of May 28, 2004 by and between the Company, Bingham McCutchen LLP and Houlihan Lokey Howard & Zukin (Europe) Limited; and

(e)           The Houlihan Lokey Howard & Zukin (Europe) Limited Engagement Letter dated as of May 6, 2004 by and between Bingham McCutchen LLP and Houlihan Lokey Howard & Zukin (Europe) Limited and acknowledged by the Company.